EXHIBIT 10.91
                                MASTER AGREEMENT
                    RELATING TO WIRELESS COMMUNICATIONS SITES
                                     BETWEEN
                             US WIRELESS CORPORATION
                                       AND
                              AMERICAN TOWER, L. P.

This  MASTER  AGREEMENT   RELATING  TO  WIRELESS   COMMUNICATIONS   SITES  (this
"Agreement") dated May 25, 2000 (the "Execution Date"), is made between U.S. WIRELESS CORPORATION, A Delaware corporation having its principal place of business at 2303 Camino Ramon, San Ramon CA 94583, (hereinafter referred to as "USWC") and AMERICAN TOWER L. P., a Delaware Limited Partnership by, through and under ATC GP, Inc., a Delaware corporation, its sole general partner, a Delaware corporation, both having their principal place of business at 116 Huntington Avenue, Boston, Massachusetts 02116 (hereinafter referred to as "ATC"), for the performance of services and supply of materials in accordance with the terms and conditions hereinafter set forth. USWC and ATC are herein after referred to collectively as the "Parties" and individually as a "Party".

         1.       SCOPE OF AGREEMENT.
                  ------------------

         (a) ATC and USWC may mutually agree that ATC shall provide certain services and materials (collectively, the "Work") for various wireless communications sites located within the United States ("Sites") as set forth herein and in Project Addendums (as hereinafter defined), and any written amendments thereto, executed by both parties from time to time. USWC agrees that ATC shall have a preferential right to provide USWC's services for its network in accordance with the terms of this Agreement including radio frequency design, radio frequency engineering, Site identification, Site acquisition and development, Site zoning and permitting, Site construction and installation management, component purchases, and equipment installation during the Term of this Agreement. Notwithstanding anything to the contrary, this Agreement shall only be applicable to the deployment or building out of location technology by USWC or its Affiliates (for use in services which include, but are not limited to, caller pinpointing, location tracking, vehicle and human tracking, 911 and 411 assistance and other geographic location needs) ("Location Technology Build-Out").

         (b) When USWC desires or is in need of any of the foregoing types of services or materials described in Section 1(a) with respect only to a Location Technology Build-Out, USWC shall submit a proposed Project Addendum (as hereinafter defined) to ATC in the form attached hereto as Exhibit A together with the desired the scope of Work required, particular equipment installation specifications and plans, and the desired schedule for completion. In the event that ATC elects to negotiate for the performance of the proposed Work, ATC shall return a written notice of its intention to negotiate to perform the Work to USWC in the form attached hereto as Exhibit B, together with a cost proposal, no more than twenty (20) days following ATC's receipt of the proposed Project Addendum request from USWC. For a period beginning on the date that ATC receives USWC's proposed Project Addendum and for 60 days thereafter unless ATC elects not to negotiate or does not respond within such twenty (20) day period, ATC and

USWC agree to negotiate, exclusively and in good faith, the execution of a final project addendum setting forth the specific terms relating to the affected MSAs and/or RSAs (as defined by the Federal Communication Commission) ("Project Addendum"), including, without limitation, the scope of Work which ATC will provide and the cost of the services performed by ATC for the performance of Work. Except as otherwise expressly provided herein, if any of the terms of any applicable Project Addendum(s) conflict with the terms of this Agreement, the Project Addendum(s) shall supersede and control. Upon execution of a Project Addendum by authorized representatives of both parties to this Agreement, ATC shall perform the Work described therein in accordance with the terms of the payment obligations in Schedule 2 to the applicable project Addendum and the scope of Work outlined in Schedule 1 to the applicable Project Addendum, both of which shall be attached to each Project Addendum and specifically made a part of such Project Addendum. ATC and USWC hereby acknowledge and agree that the foregoing negotiations shall be arms-length negotiations and that all Work will be performed at a market rate. Nothing in this Section 1(b) shall be interpreted to restrict USWC from meeting with other companies to educate itself about the services industry and USWC agrees that it shall use its reasonable efforts to do so.

         (c) In the event that the parties hereto are unable to come to a mutual agreement with respect to a Project Addendum after the good faith negotiation period set forth in Section 1(b), USWC shall provide copies of all solicited bids from other companies for the performance of the identical scope of work to ATC. In no event shall USWC provide less than two (2) different bids (excluding discounts which may be offered by such companies or available from time to time) for each applicable service category to ATC from qualified companies financially and operationally capable of performing the applicable services in a timely manner and ATC shall be granted the exclusive right and option to provide the Work for USWC for the identical scope of work requested by USWC and reflected in the applicable bids for compensation that is equal to the lesser of (i) the average all such received bids (but in no event less than two for each service category) plus five percent (5%), or (ii) the lowest price last offered to USWC by ATC for the applicable proposed Project Addendum for the identical scope of Work attendant thereto (collectively, "Right of First Refusal"). ATC shall exercise its Right of First Refusal rights hereunder by providing written notice of its acceptance within five (5) business days following its receipt of the bid amounts and scope of work ("Notice of Exercise"). Upon such Notice of Exercise, ATC and USWC agree to diligently and in good faith negotiate and execute a Project Addendum with respect to such Work in accordance with the terms and conditions of this Agreement. In the event that ATC declines the opportunity to perform the Work pursuant to the Right of First Refusal, USWC shall have the right to engage other contractors to perform the Work, or portion thereof, with respect to the affected market so long as the terms and conditions of such engagement are no less favorable to USWC than the terms and conditions offered to ATC hereunder pursuant to the Right of First Refusal.


         (d) Failure by either USWC or ATC to adhere to the  provisions  of this
Section 1 in good faith shall be deemed a material default by USWC or ATC under this Agreement.

         2. TERM. This Agreement shall be effective from the Execution Date and shall continue in effect for three (3) years, unless sooner terminated pursuant to Section 10.

         3. PRICE AND PAYMENTS. USWC hereby agrees to pay ATC the amounts on a per-Site basis agreed to between the parties as set forth in the applicable Project Addendum executed by both parties hereto and any additional payments pursuant to any applicable Project Addendum relative to a particular Site. Unless otherwise provided in the applicable Project Addendum, ATC shall submit invoices (in a format reasonably acceptable to USWC) for Work performed incurred on a monthly or basis with respect to completed milestones as determined by the Parties in the applicable Project Addendum. USWC shall remit payment for Work performed by ATC and for reimbursable expenses incurred by ATC for all excess Work authorized by the applicable Project Addendum or as mutually agreed in writing by the Parties hereto, within thirty (30) days of receipt of each invoice less any payments which are in good faith disputed, which will be payable within 30 days of resolution of such dispute. ATC shall be entitled to assess a one percent (1%) per month late fee on all outstanding invoices properly issued, aged over 30 days and not in dispute.

         4.       GENERAL DUTIES AND RESPONSIBILITIES OF CONTRACTOR.
                  -------------------------------------------------

         (a) ATC, at its own cost and expense, shall provide all materials and labor for the performance of the Work, as set forth in any applicable Project Addendum. Work may include, as further defined in a particular Project Addendum, any of the following or other services: RF design, RF engineering, site location; acquiring or obtaining leases for Sites for USWC; obtaining necessary governmental authorizations, zoning, and other approvals; Site construction (also known as build-to-suit sites); construction and installation management; provision of components, antennas, lines and other equipment; and shelter, cabinet and antenna and lines installation; and all work necessarily related thereto.

         (b) The services provided hereunder shall be performed by ATC employees or qualified professionals selected by ATC; provided, however, that USWC reserves the right from time to time, for reasonable cause, to request that ATC cease utilizing or not retain any particular company or individual subcontractor upon written notice to ATC thereof. With respect to subcontractors hired by ATC, they shall be paid by ATC or USWC in accordance with the applicable Project Addendum hereto. All agreements between ATC and entities or subcontractors engaged by ATC to perform any services or supply materials in connection with the Work shall be in writing, a copy of which shall be provided to USWC upon USWC's written request with financial terms redacted as deemed reasonably necessary or desirable by ATC. ATC shall coordinate all Work to be performed, testing, inspections and progress reports with USWC and its representatives as set forth in the applicable Project Addendum.

         (c) ATC's performance of the Work hereunder shall be of good quality and in conformance with the applicable Project Addendum.

         (d) ATC shall be responsible for and shall coordinate all means, methods, techniques, sequences and procedures, and all portions of the Work in accordance with the terms of this Agreement and the applicable Project Addendum.

         (e) ATC shall keep USWC informed of the progress and quality of the Work. ATC shall have sole responsibility to coordinate the Work and timely complete the Work in accordance with the Project Addendum, subject to Section 19(i), Force Majeure, set forth herein.

         (f) ATC shall pay all sales, use, and similar or other taxes imposed on the Work or any services or materials provided by ATC or obtained by ATC from third parties; provided, however, that ATC shall not be responsible for any such taxes with respect to services or materials to be paid for or reimbursed by USWC pursuant to the applicable Project Addendum nor for USWC's income taxes, franchise taxes or any property taxes imposed on Sites as constructed and installed for USWC.

         (g) ATC shall comply with all laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Work applicable to ATC in the performance of its Work hereunder (collectively, "Laws").

         (h) Upon completion of any Site or upon termination of this Agreement (whether as to any Site or all Sites under any Project Addendum) and final payment by USWC and following USWC's written request, ATC shall return all Designs and Drawings (as defined in Section 9), files, documents, written materials, drawings, specifications, and information (including, without limitation, information electronically stored) relating to the Site(s) and Work that are designated as being confidential or proprietary in accordance with
Section 9 to USWC; provided, however, that any such documents or information required by ATC to perform Work under any different Project Addendum or generally required by ATC to perform Work under this Agreement may be retained by it until the end of the term of this Agreement, when, following USWC's written request, the same shall be returned by ATC to USWC

         5.       DUTIES AND RESPONSIBILITIES OF USWC.
                  -----------------------------------

         (a) USWC will not unreasonably delay any decision to be made by it in connection with any approval or direction to ATC pursuant to this Agreement or any Project Addendum and subject to the provisions of Section 8(b). USWC's representatives (and other agents of USWC approved by such USWC representatives) shall be entitled to access to the Site at any time for inspection or any other purpose; provided, however, that USWC shall not unreasonably delay, hinder or interfere with the performance of the Work.

         (b)     USWC shall cooperate with ATC in ATC's performance of the Work.

         6. SPECIFIC PROVISIONS RELATING TO THE WORK TO BE PERFORMED UNDER ANY PROJECT ADDENDUM.

         (a) The Parties hereto acknowledge and agree that regardless of whether ATC performs the Work hereunder or in the event that such Work is performed by a third party or USWC subject to ATC's rights hereunder, tower facilities owned or leased by ATC shall be USWC's preferred tower facility locations and that USWC (or ATC, if applicable) shall utilize its good faith efforts to maximize the use of such ATC facilities in the design of the USWC location network system. Notwithstanding anything to the contrary in this Agreement, this preference shall not be construed to require USWC to utilize an ATC tower facility that is not the best technical choice for USWC, which is at USWC's sole discretion.

         (b) Notwithstanding anything to the contrary in any Project Addendum, the following provisions shall be applicable only to BTS Sites (as hereinafter defined):

         (i) Following the completion of the Work at any Site designated as a build-to-suit site pursuant to the applicable Project Addendum, in which ATC shall build a Tower for USWC where a structure does not currently exist ("BTS Site"), ATC shall deliver to USWC a certificate based on its good faith belief that such BTS Site is completed ("BTS Completion Certificate"). USWC shall have five (5) business days (the "Inspection Term") after receipt of the BTS Completion Certificate, to inspect the corresponding BTS Site and to accept and return the BTS Completion Certificate to ATC or deliver to ATC a written notice (the "Disagreement Notice") describing in reasonable detail the reasons for USWC's good faith determination that such BTS Site does not comply with the provisions of this Agreement or the applicable Project Addendum, indicating the actual deviation. USWC will be deemed to have accepted the BTS Completion Certificate upon failure to issue a Disagreement Notice within the Inspection Term, and for purposes of this Agreement and the applicable Site Licenses, the License Commencement Date shall be the date of expiration of the Inspection Term. In the event that USWC delivers to ATC a Disagreement Notice and ATC determines in good faith that the reasons for disagreement expressed by USWC in a Disagreement Notice are valid, ATC shall evaluate the deviations expressed by USWC in the Disagreement Notice and shall make the corresponding modifications to the BTS Site, if necessary, within a time period to be determined by ATC and USWC, based on ATC's determination of the work required. The applicable site schedule will be modified accordingly. Upon completion, ATC will issue a new BTS Completion Certificate to USWC under the terms specified in this subsection. In the event ATC determines in good faith that the reasons for disagreement expressed by USWC in a Disagreement Notice are not valid, the parties shall treat the matter as a dispute under Section 12(b).

         (ii) Notwithstanding anything to the contrary in this Agreement, ATC may elect not to construct any particular BTS Site, for any reason, upon written notice of such rejection from ATC to USWC within forty-five (45) Business Days following USWC's selection of a BTS Site pursuant to the procedures set forth in any applicable Project Addendum. Further, ATC may also elect not to construct any BTS Site at anytime after USWC has selected or ATC has accepted such BTS Site but prior to the commencement of construction of the tower structure:

                  (x) in the event that ATC determines, in good faith, that the aggregate construction and development cost (excluding land purchase and/or license costs) for such BTS Site may exceed Two Hundred Thousand Dollars ($200,000);

                  (y) If ATC is unable, after exercising commercially reasonable good faith efforts, to secure a ground lease that does not provide for any form of revenue sharing with owner or payments based upon third party tenant leasing or contains adverse subleasing restrictions (including, without limitation, an obligation to obtain prior consent from such owner) or a prohibition against subleasing to third party tenants;

                  (z) If despite ATC's diligent efforts (including but not limited to the timely filing of all applications), zoning approval or necessary permits are not issued by the applicable governmental authorities or cannot be or is not completed within 180 days.

In the event of any such rejection, USWC will pay ATC for the applicable Milestones completed as set forth in the applicable Project Addendum and at a time and materials rate for any uncompleted Milestones (but in no event to exceed the full Milestone payment associated with such Milestone in the event that it had been completed). Any BTS Site rejected by ATC pursuant to this
Section 6(b)(ii) shall no longer be a Site for the purposes of this Agreement.

                  (iv) ATC may, in its sole discretion, elect to exceed any required specifications and standards, at its own cost, so long as such excess does not adversely affect USWC or the operation or installation of USWC's equipment; provided, however, that the parties hereto acknowledge and agree that each tower structure shall be a multi-tenant tower or antenna structure capable of accommodating USWC's equipment installation and no less than four (4) additional broadband tenants (unless otherwise agreed to by ATC, in its sole discretion). In addition to the foregoing, ATC shall retain the right, in its sole discretion, to construct such towers as monopole, guyed or self support towers.

         (c) With respect to any Site owned, operated or under construction by ATC (including BTS Sites) that is selected by USWC in accordance with the procedures set forth in the applicable Project Addendum, (i) ATC and USWC (or one of their Affiliates as such term is defined in the MLA) shall execute a site license for each such Site ("Site License") in accordance with that certain Master Tower Space License Agreement dated May 25, 2000 ("MLA"), (ii) ATC shall provide copies of any documents reasonably requested by USWC with respect to such Site reasonably in ATC's possession, unless deemed confidential or proprietary by ATC, and (iii) ATC shall provide access to USWC to such Site prior to USWC's installations in accordance with the terms as conditions of the applicable Site License. In addition to the foregoing, ATC will notify USWC of any structural analysis of or modifications to the tower structure at any Site or proposed Site which is owned, operated or under construction by ATC (other than BTS Sites, which will not require any such modifications) ("ATC Existing Site") which may be necessary for the accommodation of USWC's equipment as set forth in the applicable Project Addendum prior to the selection of a Site.

         (d) With respect to all Sites, ATC shall obtain all necessary zoning approvals and permits in accordance with the applicable project Addendum; provided, however, that USWC shall reasonably and promptly cooperate with ATC's efforts to obtain such approvals and permits, at the request of ATC. The Parties agree and acknowledge due to the flexibility of the USWC system the objective is to use Sites that do not require any approvals or permits, and to that extent Site selection should be steered away from those Site in which approval and permits are necessary.

         7. CHANGES IN THE WORK. Changes in the Work shall be done only pursuant to a written Change Order (herein so called) executed by USWC and ATC, stating their agreement on all of the following: (i) a change in or addition to the Work as set forth in the applicable Project Addendum and this Agreement, (ii) the amount of adjustment, if any, in the payment due to ATC for the Work thereunder, and (iii) the extent of adjustment, if any, in the time for performance of the Work.

         8.       TIME; PENALTY.
                  -------------

         (a) ATC shall undertake the Work in accordance with the Project Addendum scheduling, as expeditiously as is consistent with reasonable skill and care and orderly progress of the Work.

         (b) If the Work to be undertaken by ATC under this Agreement is delayed by an act or failure to act by USWC or any separate contractor engaged by USWC, or by changes ordered in the Work, in accordance with Section 7 herein, and not caused by an act or omission of ATC or any of its subcontractors, any dates specified for performance by ATC in the applicable Project Addendum shall be reasonably extended.

         (c) Subject to Section 19(i), a timetable shall be mutually agreed to between ATC and USWC with respect to each Site which graphically describes the time periods and completion dates for each of the activities necessary to complete each Site (each a "Site Schedule"), as each such Site Schedule may be amended from time to time in accordance with the provisions of this Agreement or the applicable Project Addendum If the Parties do not agree on a particular Site Schedule, the disagreement shall be resolved as a dispute under this Agreement. Notwithstanding anything to the contrary, ATC and Client agree that in the event that a Site can not be completed in accordance with a particular Site Schedule due to a failure to obtain or a delay in obtaining zoning approvals from governmental authorities, the applicable Site Schedule shall be automatically extended for so long as ATC diligently continues to attempt to obtain such permit or approval and a reasonable period of time thereafter to complete the Work required. In the event of such a delay, ATC and USWC agree to discuss, in good faith, reasonable changes to the Specifications, network design and/or ATC's fees or rental terms with respect to such any such search area to determine if a cost-effective or more timely alternative location may be available. Any such changes agreed upon between the parties in an effort to locate an alternative site location, if any, shall be evidenced in a writing signed by both Parties.

                  (d) Subject to Section 19(i), if ATC fails to complete a Site in accordance with the completion date set forth in the applicable Site Schedule, ATC will have a ten (10) day cure period. In the event that the Site is not then completed within such ten (10) day cure period, USWC shall be entitled to (i) with respect to ATC Existing Sites and BTS Sites, two (2) weeks of rent abatement and an additional two (2) weeks of rent abatement for every consecutive period of seven (7) days after the expiration of the foregoing cure period during which the Site remains uncompleted (it also being understood that the monthly license fee with respect to such Site would have otherwise commenced immediately following the delayed completion of such Site), and (ii) with respect to Third Party Existing Sites, the penalty set forth in Schedule 2 of the applicable Project Addendum. Notwithstanding anything to the contrary, the penalties provided for in this Section 8(d) are not deemed by the parties hereto to be punitive in nature but constitute liquidated damages and shall be each party's sole and exclusive remedy with respect to the circumstances described in this Section 8(d).

         9. OWNERSHIP AND USE OF DOCUMENTS AND INFORMATION. Drawings, specifications, and other project critical confidential or proprietary documents and electronic data (a) furnished by USWC to ATC, or (b) created by ATC in the course of performing the Work and specifically related to and exclusively to USWC's use of a particular Site (collectively, the "Designs and Drawings") are and shall remain the property of USWC and shall be subject to the provisions of
Section 4(h) herein. USWC hereby grants a license to ATC to use all such Designs and Drawings in the performance of the Work hereunder during the term of this Agreement.


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         10.      TERMINATION.
                  -----------

         (a) If ATC materially fails, defaults or neglects to carry out the Work in accordance with this Agreement and/or any Project Addendum and fails within ten (10) days after receipt of written notice from USWC to correct or cure such default or nonconformity (provided that such ten (10) day period shall be automatically extended for so long as reasonably necessary if ATC commences the cure during the foregoing cure period and diligently continues to pursue such correction or cure) with respect to twenty-five percent (25%) or more of the Sites subject to the applicable Project Addendum, USWC may, without prejudice to any other remedy it may have, terminate the affected Project Addendum. In the event that, during the Term of this Agreement, USWC has exercised the foregoing termination right with respect to five (5) or more Project Addendums, USWC may, without prejudice to any other remedy it may have, terminate this Agreement.

         (b) If the Work is stopped for a period of thirty (30) days through no fault of ATC or because USWC has not made payments thereon or failed to provide items as provided in this Agreement or the Project Addendum, then ATC may, without prejudice to any other remedy it may have, upon ten (10) additional days' written notice to USWC terminate any Project Addendum and, together with any other remedies available to ATC at law, recover payment from USWC for all completed Milestones (as such term is defined in the applicable Project Addendum) and based on a time and materials rate (but in no event to exceed the applicable Milestone payment) for Work completed at the time of termination but associated with an uncompleted Milestone.

     (c) Neither a termination nor the expiration of any Project Addendum, Site or this Agreement will affect:

                         (i)  any   duties  or   obligations   for   payment  or
                    performance that are or become owing hereunder prior to the effective date of such termination or expiration;

                         (ii) any other  duties or  obligations  that  expressly
                    survive the termination or expiration hereof; or

                         (iii) the term of any Site License  entered into by the
                    parties, which will continue in accordance with its terms and conditions (provided that any Site License may be terminated in accordance with its terms), except for Site Licenses directly associated to the specific event of default hereunder.

         11. WARRANTY. ATC warrants to USWC that all materials, equipment, and workmanship to be provided by ATC will be new, unless otherwise specified in the Project Addendum, of good quality, and in conformance with this Agreement. Work performed and materials and equipment supplied by ATC that is not conforming to these requirements shall be promptly corrected or replaced by ATC. If a warranty is provided directly or indirectly by a manufacturer of an item of material or equipment utilized in the Work, the manufacturer's warranty as to that item is in addition to the warranty of ATC. With respect to any materials provided by ATC and to be subsequently owned by USWC, ATC hereby agrees to assign all applicable third party warranties to USWC to the fullest extent possible.

         12.      ARBITRATION.
                  -----------

         (a) Except as otherwise provided in Section 6(b)(i), in the event that any dispute shall arise in connection with the Work as to the meaning of this Agreement, or to any statement of facts which may arise, same shall be settled by the mutual agreement of both parties; or if they are unable to agree, upon written request of either party, the dispute shall be subject to binding arbitration according to the rules of the American Arbitration Association. The arbitration shall be held in New York, New York. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereto. The fee, if any, of the arbitrator, shall be shared equally by both parties. Refusal of one party to arbitrate shall entitle the remaining party to specifically enforce this Agreement in a court of law or equity, and to receive costs of suit, including, reasonable attorney's fees. Nothing herein shall preclude, however, the availability of injunctive or other equitable relief in an appropriate case, and each party agrees that the other shall be entitled as a matter of right to seek and obtain an injunction from any court of competent jurisdiction, restraining any further violation or threatened violation of any restriction or agreement contained herein for which monetary damages are not an adequate remedy, including, without limitation, any breach by USWC of its obligations to ATC pursuant to Section 1.

         (b) Any dispute between the parties in connection with a Disagreement Notice under Section 6(b)(i) of this Agreement will be resolved by an expert in telecommunications or tower construction, as applicable, based solely on the specifications and the actual Work performed at the corresponding BTS Site. The expert shall be appointed by the parties within a term of fifteen (15) business days of the date of delivery of a Disagreement Notice, or in the event the parties may not reach an agreement, by the American Arbitration Association, upon the request of either party, which appointment will be binding to the parties. The expert will examine the BTS Site and will determine whether (i) the Work performed by ATC complies with the Project Addendum and this Agreement, in which event the completion date shall be the date set forth in the BTS Completion Certificate as issued by ATC, or (ii) if additional Work is required to comply with the Project Addendum or this Agreement, in which event ATC will perform all necessary Work for the BTS Site to be completed as soon as practicable and the BTS Completion Date shall be the date in which such Work (as determined by the expert) is completed.

         13. INDEMNITY. Each of the parties hereto (each an "Indemnifying Party") shall hold harmless, defend and indemnify the other party hereto, its affiliates, shareholders, directors, officers, advisors, representatives, employees, agents, successors and assigns (collectively, the "Indemnitees" and singly, an "Indemnitee") from and against all suits or actions, claims, demands, damages, settlements, penalties, fines, and costs and expenses of every kind and description, including reasonable attorneys' fees and expenses of litigation or arbitration (collectively, "Claims" and singly, a "Claim") to which any or all of the Indemnitees may be subjected or put by reason of or arising out of or related to bodily injury, sickness, disease, or death or injury to or destruction of tangible property, including loss of use, resulting from negligence or carelessness or improper methods of operation on the part of the Indemnifying Party or any of its employees, servants, agents, representative or subcontractors in the performance of its respective rights and obligations under this Agreement, or by or on account of any breach of any provision of this Agreement or any Project Addendum. Notwithstanding the foregoing, as a condition to indemnity and/or defense obligation hereunder, the Indemnitee(s) to be indemnified and/or defended shall (i) give written notice to the Indemnifying Party within thirty (30) days (or such shorter time as shall be necessary to avoid prejudice to the rights of the Indemnifying Party, such as to avoid default due to failure to timely respond to a petition or complaint filed in a lawsuit) of its actual knowledge of the claim and (ii) upon the Indemnifying Party's request, execute documents to assign the defense of such claim to the Indemnifying Party. The Indemnifying Party shall then be entitled to control the defense of such claim provided that counsel handling such claim is approved by the Indemnitee(s) being indemnified and/or defended, which approval will not be unreasonably withheld, and provided, further, that the Indemnifying Party shall not compromise or settle any Claim without the prior consent of the Indemnitee(s) unless such compromise or settlement involves only the payment of money by the Indemnifying Party and the claimant provides to all the Indemnitees a full release from all liability in respect of such Claim. All reasonable costs and expenses (including reasonable legal fees) incurred by an Indemnitee which are properly indemnifiable hereunder shall be paid by the Indemnifying Party within thirty days after written demand (accompanied by a reasonably detailed statement of fees and expenses incurred to date) by the Indemnitee. Notwithstanding anything to the contrary in this Agreement, the MLA or any Project Addendum, neither party shall be liable to the other for, and waives any right to recover, consequential (including lost profits), punitive, exemplary and similar damages.

         14.      INSURANCE; RISK OF LOSS.
                  -----------------------

         (a) Both parties hereto shall obtain and maintain, at its own cost and expense, and shall cause all of its respective subcontractors who perform any or all of the work to obtain and maintain, the following insurance in full force and effect during the term of this Agreement:

                         (i) Commercial  general liability  insurance  providing
                    coverage for operations and for contractual liability with respect to liability assumed by such party hereunder. The limits of coverage for such insurance shall not be less than $1,000,000/$2,000,000 for bodily injury and $1,000,000 for property damage.

                         (ii) Comprehensive automobile liability insurance covering the use and maintenance of owned, non-owned, hired and rented vehicles with limits of coverage of not less than a combined single limit of $500,000 or not less than $250,000 per person and $500,000 per occurrence for bodily injury and not less than $300,000 per occurrence for property damage.

                         (iii) Worker's Compensation insurance with statutory limits of coverage.

                         (iv) Excess  liability  insurance in the umbrella  form
                    with a combined single limit of $5,000,000.

                         (v)   Employer   liability   policy   with   limits  of
                    $1,000,000.00 and not less than $500,000 per occurrence.

         Each party shall name the other party hereto as additional insured on all of the above stated policies of insurance purchased by such party and shall arrange for its insurer to submit certificates evidencing such insurance to the other party upon request by such party. Each insurance policy shall state by endorsement that such policy will not be canceled or materially changed without at least thirty (30) days' prior written notice to the other party by registered mail.

         15. PUBLICITY and CONFIDENTIALITY. Neither party hereto shall issue any press releases relating to the Work performed hereunder, unless the prior written consent is granted by the other party hereto or as is required by applicable law (of any applicable country), including the rules and regulations of the Securities and Exchange Commission, and the stock exchange rules or regulations. Each party agrees, for itself and its directors, officers, employees, consultants, representatives, contractors and agents (a) to maintain in confidence, the terms and provisions of this Agreement, as well as all data summaries, reports, or information of all kinds, whether oral or written, acquired or devised or developed during the negotiation and administration of this Agreement, except on a need-to-know basis in connection with the performance of this Agreement, and (b) otherwise to reveal the same to other persons or entities only (i) at the written direction of the other party; (ii) in compliance with law or the rules of any stock exchange, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys; provided, however, that such persons or entities agree to be bound by the provisions of this Paragraph; (iv) where such information is part of the public domain or previously disclosed by the other party; (v) to potential investors, insurers or financing entities and the agents, representative and consultants of the same; provided, however, that such person agrees to be bound by the provisions of this Paragraph; (vi) in accordance with any offering of securities or other financial transaction and, in connection therewith, the disclosing party shall first notify the other party of the contents of the proposed disclosure of its approval, which shall not be unreasonable withheld. Notwithstanding the foregoing, nothing in this Section 15 shall be deemed to (i) limit or restrict ATC's right to market any Sites owned or operated by ATC (including, without limitation, build-to-suit sites) to third parties following the selection of an such a Site by USWC under any Project Addendum procedure (including the disclosure or reasonably necessary information regarding the USWC's equipment or proposed installation or the frequencies which USWC intends to operate from the
Site), or (ii) limit or restrict USWC's or ATC's right to identify USWC's equipment or ATC's facility (or proposed facility) at any Site in governmental filings or marketing materials.

         16. BANKRUPTCY. Either party may terminate this Agreement by notice in writing in the event that the other makes a general assignment for the benefit of creditors; is declared insolvent in any state insolvency proceeding; becomes the subject of an order for relief under Chapter 7 of the United States
Bankruptcy Code, 11 U.S.C. ss.101 et. seq., or successor statute (the "Bankruptcy Code"); becomes a voluntary debtor in a case under Chapter 11 of the Bankruptcy Code; becomes an involuntary debtor in a case under either Chapter 7 or 11 of the Bankruptcy Code and fails to achieve a dismissal of the case within sixty (60) days; or consents to or is subjected to the appointment of a trustee, receiver, or liquidator with respect to all or substantially all of the Person's properties.

         17. AUDIT. ATC shall maintain complete records of all costs reimbursable by USWC under the terms of this Agreement. All such records shall be maintained in accordance with generally accepted accounting principles. USWC shall have the right upon reasonable prior notice, through its accredited representatives and at its sole cost, to examine and audit such records during business hours at one or more ATC offices. In the event the correctness of ATC's billing is disputed, USWC may retain an independent auditor and if any such audit concludes that on any month ATC's calculation of amounts due differs by more than ten percent (10%) from the actual amount thereof, ATC shall reimburse USWC for all reasonable fees, costs and expenses paid for the audit.

         18. INDEPENDENT CONTRACTOR: NO GENERAL CONTRACTOR DESIGNATION. Neither ATC nor its subcontractors, nor the employees or agents of any of them, shall be deemed to be USWC employees or agents, it being understood that ATC and its subcontractors are independent for all purposes and at all times, and ATC shall be wholly responsible for withholding and payment of all federal, state, and local income and other payroll taxes with respect to its employees, including contributions from them and as required by law. ATC and USWC hereby acknowledge and agree that ATC's performance of the Work herein shall not be deemed to be services of a general contractor, as that term is commonly used in the construction industry. ATC's performance of the Work hereunder shall be deemed performed by ATC on behalf of USWC, as USWC's representative, for all Sites other than Sites to be constructed by ATC for ATC's ownership and operation, in which event ATC's performance of the Work shall be deemed performed for ATC's sole benefit.

         19.      MISCELLANEOUS.
                  -------------

     (a) ENTIRE AGREEMENT. Other than that certain MLA dated as of this date, this Agreement and the exhibits attached hereto contains the entire agreement of the parties with respect to the subject matter herein and shall not be amended or modified without specific written provision to that effect signed by both parties. No oral statement of any person whomsoever shall modify the terms of this Agreement.

     (b) SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     (c) CHOICE OF LAW. It is understood and agreed that this Agreement and all of the rights and obligations of the parties hereunder shall be governed by the laws of the State of New York, except for any conflict of law provisions therein.

     (d) WAIVER. No provision of this Agreement shall be deemed waived, amended, or modified by either party, unless such waiver, amendment or modification be in writing and signed by the party against whom it is sought to enforce the waiver, amendment or modification. Delay in the enforcement by either party of any term or condition hereof or in the exercise of any right hereunder shall not be construed as a waiver.

     (e) ACCORD & SATISFACTION. No endorsement or statement on any check or letter accompanying a check for payment of fee or other amount shall be deemed an accord and satisfaction, and ATC may accept such check or payment without prejudice to ATC's right to recover the balance of such fee or other payment or to pursue any other remedy provided in this Agreement. No payment by USWC or receipt by ATC of a lesser amount than the amount invoiced by ATC shall be deemed to apply to any amount other than the earliest then outstanding payment due hereunder.

     (f) NOTICE. Any notice to be given under this Agreement by any party to the other shall be deemed to have been duly given if given in writing and personally delivered, sent by nationally recognized overnight courier, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified below:

         Notices to USWC shall be addressed to:                        U.S. Wireless Corporation
                                                                       2303 Camino Ramon
                                                                       San Ramon, CA 94583
                                                                       Attn: General Counsel

         Notices to ATC shall be addressed to:                         AMERICAN TOWER, L.P.
                                                                       116 Huntington Avenue
                                                                       Boston, MA   02116
                                                                       Attn:  General Counsel

                                    With a copy to:                    The local ATC address set forth in
                                                                       the applicable Project Addendum

Notices delivered personally or by courier, shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing. Any party may change its address for notice hereunder by giving notice of such change in the manner provided in this paragraph. Refusal to accept delivery of any notice shall be deemed receipt of such notice.

                (g) ASSIGNMENT. Any assignment of this Agreement, in whole or in part, or any other interest hereunder without the prior written consent of the other party hereto shall be void and deemed a material breach of this Agreement; provided, however, that (i) no such consent shall be required in the event of an assignment by ATC to a company which is controlled by, controls or under common control with ATC ("Affiliate") so long as ATC remains liable hereunder after such assignment, and (ii) no consent shall not be unreasonably withheld, conditioned or delayed with respect to the assignment of this Agreement by ATC, in whole or in part, to a successor by way of merger or acquisition of substantially all of the assets or stock of ATC, though USWC shall have the right to receive business and financial information with respect to the assignee in accordance with its review. The parties hereto acknowledge and agree that the BTS Sites shall be owned and/or leased by American Tower Management, Inc.
("ATMI"), an Affiliate of ATC, and the license of a portion of ATC Existing Sites and BTS Sites to USWC hereunder shall be between the applicable ATC Affiliate. ATC agrees to cause each of its Affiliates to enter into the applicable Site License with respect to such Sites in accordance with the terms and conditions of this Agreement and the MLA. USWC agrees that the foregoing shall not be deemed an "assignment" for the purposes of this Section 19(g). USWC agrees that notwithstanding any other provision in this Agreement, any agreement, instrument, certificate or document entered into pursuant to or in connection with this Agreement or the Work hereunder and any rule of law or equity to the contrary, to the fullest extent permitted by law, ATC's obligations and liabilities under any this Agreement and all other agreements related hereto (excluding obligations and liabilities arising solely under the MLA and any individual Site License between USWC and ATMI) shall be Nonrecourse to ATMI. For the purposes of this paragraph. "Nonrecourse" means that the obligations and liabilities are limited in recourse to ATC and its applicable Affiliates other than ATMI and not guaranteed directly or indirectly by, or the primary obligations of, ATMI. Except with respect to claims directly and exclusively arising from the terms of any individual Site License (and the applicable terms of the MLA), USWC hereby covenants for itself, its successors and permitted assigns that it, its successors and permitted assigns will not make, bring, claim, commence, prosecute, maintain, cause or permit any action to be brought, commenced, prosecuted, maintained, either at law or in equity, in any court in the United States or any state thereof or in any arbitration forum against ATMI for (i) the payment of any amount or the performance of any obligation under this Agreement or (ii) the satisfaction of any liability arising in connection with any such payment or obligation or otherwise, including, without limitation, liability arising in law for tort (including, without limitation, for active and passive negligence, negligent misrepresentation and fraud), equity (including, without limitation, for indemnification and contribution) and contract (including, without limitation, monetary damages for the breach of any representation or warranty or performance of any of the covenants or obligations contained in this Agreement or with the Work contemplated herein or therein

         (h) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

         (i) FORCE MAJUERE. An event of "Force Majeure" shall mean the following events or circumstances, to the extent that they delay the performance by ATC of any of its duties and obligations under this Agreement, Project Addendum or Site
Schedule:

                         (i) Any acts, omissions,  orders,  actions,  inactions,
                    decisions, or decrees of any Governmental Authority which adversely affects ATC's ability to perform its obligations;

                         (ii) Changes in any federal, state or local laws, ordinances, and regulations effective after the date of this Agreement which adversely affect ATC's ability to perform its obligations;

                         (iii) Acts of God, including, without limitation, rain,
                    snow, extreme temperatures, tornadoes, hurricanes, floods, sinkholes, landslides, earthquakes, epidemics, quarantine and pestilence;

                         (iv) Fire and other casualties,  such as explosions and
                    accidents;

                         (v) Acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances, the combined action of workers, failure of transportation, national or international calamities, and other acts and circumstances beyond a party's reasonable control; and

                         (vi) any delay  caused by the acts or omissions of USWC
                    or its employees, agents, contractors, customers or vendors which adversely affects ATC's ability to perform its obligations.

In the event of an event of force majeure, the time for performance of any of ATC's obligations under this Agreement or any affected Site Schedule or Project Addendum shall only be adjusted to the extent reasonable under the circumstances for the additional time which will be reasonably required for the performance of any of the duties or obligations of ATC under this Agreement, the affected Site Schedule or Project Addendum as a result of such event. Notwithstanding the above, if the event is then-continuing and is directly specific to ATC and the Work can be performed by USWC or a third party without such impediment (except with respect to an event of force majuere pursuant to Section 19(i)(vi) hereunder), USWC shall have the right to terminate the affected Site upon no less than 5 days notice to ATC (so long as such event of force majuere is not ended within such five day period) and have the Work performed by USWC or a third; provided, however, that USWC shall pay ATC for the applicable Milestones completed as set forth in the applicable Project Addendum.

         (j) THIRD PARTY BENEFICIARIES. The parties hereto do not intend that any other person or entity be considered to be a third party beneficiary to this Agreement.

         (k) NO WAIVER OF CONTRACTOR'S RIGHTS UNDER OTHER AGREEMENTS. Notwithstanding anything to the contrary, ATC and USWC hereby acknowledge and agree that nothing contained in this Agreement, its exhibits, any Project Addendums or any modifications or amendments thereto shall in any manner (or shall be deemed or interpreted to) restrict, limit, waive, modify or amend any of the covenants, warranties, representations, rights, obligations or agreements contained in the MLA, subscription agreement or any other agreement between the parties hereto.

         (l)      LANGUAGE.  The  headings  or  articles  and  paragraphs    are
for convenience only and shall not modify the rights and obligations of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date.

AMERICAN TOWER, L.P.                                         US WIRELESS CORPORATION
By:  ATC GP, Inc., as its sole General Partner

By:_______________________________                           By:_______________________________
Name:____________________________                            Name:____________________________
                      (Please Print)                                              (Please Print)
Title______________________________                          Title______________________________
